UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2019

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)	95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(A)
The 2019 Annual Shareholders Meeting (the “Annual Meeting”) of Luther Burbank Corporation (the “Company”) was held on April 24, 2019. On February 28, 2019, the record date for the Annual Meeting, 56,501,638 shares of the Company’s stock were issued and outstanding, of which 52,984,486 were present for purposes of establishing a quorum.

(B)
Stockholders voted the following individuals to the Company’s Board of Directors for terms expiring at the 2020 annual meeting of shareholders: Mr. Victor S. Trione, Ms. Simone Lagomarsino, Mr. John C. Erickson, Mr. Jack Krouskup, Ms. Anita Gentle Newcomb, Mr. Bradley M. Shuster, and Mr. Thomas C. Wajnert.

Set forth below are the number of votes cast for, votes withheld, and broker non-votes with respect to such matters.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mr. Victor S. Trione	52,947,967	36,519	0
Ms. Simone Lagomarsino	52,944,996	39,490	0
Mr. John C. Erickson	52,481,780	502,706	0
Mr. Jack Krouskup	51,058,686	1,925,800	0
Ms. Anita Gentle Newcomb	52,478,981	505,505	0
Mr. Bradley M. Shuster	52,254,245	730,241	0
Mr. Thomas C. Wajnert	52,917,140	67,346	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

Dated: April 24, 2019	By: /s/ Liana Prieto
Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary